UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 26, 2011

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

In March 2011, the Compensation Committee (“the Committee”) of the Company’s Board of Directors approved the Company’s 2011 Executive Bonus Plan (the “Executive Bonus Plan”) for certain employees and executives of the Company, including the Company’s Named Executive Officers (collectively, the “Executives”).  The Executive Bonus Plan is based on certain performance metrics, which are disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on March 21, 2011.  In light of the unanticipated strategic and operational changes that have taken place at the Company in 2011, the Committee has determined that the Executive Bonus Plan is no longer a sufficient incentive to motivate and retain the Executives of the Company.  As a result, on July 26, 2011, the Compensation Committee approved a discretionary cash bonus plan for the benefit of the Executives, which is based on the performance of the individual Executive.  The extent to which an Executive will be entitled to receive a cash bonus under this plan will be determined by the Committee after the completion of the Company’s 2011 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: July 29, 2011